EXHIBIT 23.2


                         REPORT OF INDEPENDENT AUDITORS


We consent to the use in the Registration Statements and the prospectus on Form S-8 dated March 8, 1995 and the prospectus on Form S-3 dated February 1, 1996 of Koala Corporation of our report dated February 12, 1997, on the financial statements of Koala Corporation for the year ended December 31, 1996 incorporated by reference in the Registration Statements, and to the use of our name and the statements with respect to us under the heading "Experts" in such Prospectus.

BLANSKI PETER KRONLAGE & ZOCH, P.A.

Minneapolis, Minnesota
March 26, 1998